UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2008

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	98-0514342
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Signature

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On December 3, 2008, the Compensation Committee of the Board of Directors of the Company approved a cash incentive bonus arrangement applicable to all named executive officers.  The cash incentive bonus arrangement is in lieu of the previously announced retention bonus payment scheduled to be made during March 2009.  The amount of the incentive bonus, up to the maximum amounts set forth below, will be determined by the Compensation Committee based on the Company’s timely achievement of specified performance objectives associated with the sale of the San Cristobal mine and restructuring of the Company’s business operations.  It is anticipated that the payments will be made, if at all, during the first or second quarter of 2009.   Under the arrangement, the named executive officers will be entitled to receive up to the following amounts: Jeffrey G. Clevenger, $120,000; Gerald J. Malys, $60,000; Deborah J. Friedman, $52,500; Robert P. Vogels, $37,500.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 9, 2008

Apex Silver Mines Limited

By:	/s/ Gerald J. Malys
	Name:	Gerald J. Malys
	Title:	Senior Vice President and Chief
Financial Officer